DATE:	March 1, 2007

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Matthew Katz
Investor Relations
Phone: 317-574-6224

Investor Group Agrees to Purchase up to 20 Million Shares

(Indianapolis, Indiana)  Standard Management Corporation (“Standard Management” or the “Company”) (OTC: SMAN, SMANP), based in Indianapolis, Indiana, announced today that Sam Schmidt of Las Vegas, Nevada and certain affiliates of Mr. Schmidt have purchased 3 million newly issued shares of Standard Management common stock at $0.10 per share in a private transaction, and have agreed, subject to certain conditions, to purchase an additional 17 million shares at the same price.

Effective on the purchase of the additional 17 million shares, Mr Schmidt will grant two-year options to purchase up to an aggregate of  5 million of his Standard Management shares to Dr. Martial Knieser, Dr. Mark Long and Ronald D. Hunter, each of whom is an officer of Standard Management. The exercise price for the options will be $0.20 per share.

Ronald D. Hunter, Chairman, President and Chief Executive Officer of Standard Management stated, “Mr. Schmidt will have the right to designate two nominees to the board of Standard Management and will serve on requisite committees as needed ~~.”~~

Sam Schmidt commented, “As investors we have been following the Company’s business model watching it evolve into a formidable enterprise capable of competing with the leaders in the long-term care pharmaceutical sector. ”

In a related matter, Standard Management, in its capacity as manager of Universal Healthcare Company, LLC (“Universal”), announced the signing of commitment letter for a $22,000,000 credit facility. The lender’s commitment is subject to certain conditions. Universal intends to use the proceeds of the credit facility, along with equity investments in Universal, for the acquisition of long-term care and infusion therapy pharmacies across the United States.  Standard Management is in the process of concluding three definitive agreements which will bring top line revenue to $67 million.

Hunter concluded, “We are dedicated to building a national institutional pharmacy company providing products and services to the senior care market.”

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933.  The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements.  Forward-looking statements in this press release include, without limitation, the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements.  Such factors include, but are not limited to ~~,~~ our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance , which may affect our ability to obtain customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance.  In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a holding company headquartered in Indianapolis, Indiana.  Information about the Company can be obtained by calling the Investor Relations Department at (317) -574-6224 or via the Internet at www.SMAN.com.